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                                                               EXHIBIT (p)(xi)

                                 CODE OF ETHICS

                               PUTNAM INVESTMENTS
                                     [LOGO]

           It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or to do anything that could damage or erode the trust our clients place in Putnam and its employees.

           44156  9/2003

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Table of Contents

Overview      ......................................................................................................     iii

Preamble      ......................................................................................................     vii

Definitions:  Code of Ethics........................................................................................      ix

Section I.    Personal Securities Rules for All Employees...........................................................       1
                   A.           Restricted List.....................................................................       1
                   B.           Prohibited Transactions.............................................................       6
                   C.           Discouraged Transactions............................................................      10
                   D.           Exempted Transactions...............................................................     111

Section II.   Additional Special Rules for Personal Securities Transactions of Access Persons and Certain
              Investment Professionals..............................................................................      15

Section III.  Prohibited Conduct for All Employees..................................................................      21

Section IV.   Special Rules for Officers and Employees of Putnam Investments Limited................................      33

Section V.    Reporting Requirements for All Employees..............................................................      35

Section VI.   Education Requirements................................................................................      39

Section VII.  Compliance and Appeal Procedures......................................................................      41

Appendix A    ......................................................................................................      43
                   Preamble     ....................................................................................      45
                   Definitions: Insider Trading.....................................................................      47
                   Section 1.   Rules Concerning Inside Information.................................................      49
                   Section 2.   Overview of Insider Trading.........................................................      53

Appendix B.   Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds.......................      59

Appendix C.   Clearance Form for Portfolio Manager Sales Out of Personal Account of Securities Also
              Held by Fund (For compliance with "Contra-Trading" Rule)..............................................      61

Appendix D.   Procedures for Approval of New Financial Instruments..................................................      63

Appendix E.   AIMR Code of Ethics and Standards of Professional Responsibility......................................      63

Index         ......................................................................................................      73

                                       S i

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A        Overview

         Every Putnam employee is required, as a condition of continued employment, to read, understand, and comply with the entire Code of Ethics. Additionally, employees are expected to comply with the policies and procedures contained within the Putnam Employee Handbook, which can be accessed on-line through www.ibenefitcenter.com. This Overview is provided only as a convenience and is not intended to substitute for a careful reading of the complete document.

         It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or do anything that could damage or erode the trust our clients place in Putnam and its employees. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

         The rules of the Code cover activities, including personal securities transactions, of Putnam employees, certain family members of employees, and entities (such as corporations, trusts, or partnerships) that employees may be deemed to control or influence.

         Sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment.

         --       Insider trading:

                  Putnam employees are forbidden to buy or sell any security while either Putnam or the employee is in possession of non-public information ("inside information") concerning the security or the issuer. A violation of Putnam's insider trading policies may result in criminal and civil penalties, including imprisonment and substantial fines.

         --       Conflicts of interest:

                  The Code of Ethics imposes limits on activities of Putnam employees where the activity may conflict with the interests of Putnam or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of Putnam.

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                  For example, Putnam employees generally may not accept gifts over $100 in total value in a calendar year from any entity or any supplier of goods or services to Putnam. In addition, a Putnam employee may not serve as a director of any corporation without prior approval of the Code of Ethics Officer, and Putnam employees may not be members of investment clubs.

         --       Confidentiality:

                  Information about Putnam clients and Putnam investment activity and research is proprietary and confidential and may not be disclosed or used by any Putnam employee outside Putnam without a valid business purpose.

         --       Personal securities trading:

                  Putnam employees may not buy or sell any security for their own account without clearing the proposed transaction in advance through the on-line pre-clearance system or with the Code of Ethics Administrator.

                  Certain securities are excepted from this requirement (e.g., Marsh & McLennan stock and shares of open-end (not closed-end) Putnam Funds).

                  Clearance must be obtained in advance, between 11:30 a.m. and 4:00 p.m. EST on the day of the trade. Clearance may be obtained between 9:00 a.m. and 4:00 p.m. on the day of the trade for up to 1,000 shares of stock of an issuer whose capitalization exceeds $5 billion. A clearance is valid only for the day it is obtained. The Code also strongly discourages excessive trading by employees for their own account (i.e., more than 10 trades in any calendar quarter). Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

         --       Short Selling:

                  Putnam employees are prohibited from short selling any security, whether or not it is held in a Putnam client portfolio, except that short selling against broad market indexes and "against the box" are permitted.

         --       Confirmations of trading and periodic account statements:

                  All Putnam employees must have their brokers send confirmations of personal securities transactions, including transactions of immediate family members and accounts over which the employee has investment discretion, to the Code of Ethics Officer. Employees must contact the Code of Ethics Administrator to obtain an authorization letter from Putnam for setting up a personal brokerage account.

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         --       Quarterly and annual reporting:

                  Certain Putnam employees (so-called "Access Persons" as defined by the SEC and in the Code of Ethics) must report all their securities transactions in each calendar quarter to the Code of Ethics Officer within 10 days after the end of the quarter. All Access Persons must disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis. You will be notified if these requirements apply to you. If these requirements apply to you and you fail to report as required, salary increases and bonuses will be reduced.

         --       IPOs and private placements:

                  Putnam employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

         --       Procedures for Approval of New Financial Instruments:

                  No new types of securities or instruments may be purchased for any Putnam fund or other client account without the prior approval of the Risk Management Committee.

         -- Personal securities transactions by Access Persons and certain investment professionals:

                  The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows:

                  -- "60-Day Holding Period". No Access Person shall purchase and then sell at a profit, or sell and then repurchase at a lower price, any security or related derivative security within 60 calendar days.

                  -- "7-Day" Rule. Before a portfolio manager places an order to buy a security for any portfolio he manages, he must sell from his personal account any such security or related derivative security purchased within the preceding 7 calendar days and disgorge any profit from the sale.

                  -- "Blackout" Rules. No portfolio manager may sell any security or related derivative security for her personal account until 7 calendar days have

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                           passed since the most recent purchase of that
                           security or related derivative security by any portfolio she manages. No portfolio manager may buy any security or related derivative security for his personal account until 7 calendar days have passed since the most recent sale of that security or related derivative security by any portfolio he manages.

                  -- "Contra-Trading" Rule. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of a CIO and the Code of Ethics Officer.

                  -- No manager may cause a Putnam client to take action for the manager's own personal benefit.

                  -- SIMILAR RULES LIMIT PERSONAL SECURITIES TRANSACTIONS BY ANALYSTS, CO-MANAGERS, AND CHIEF INVESTMENT OFFICERS. PLEASE READ THESE RULES CAREFULLY. YOU ARE RESPONSIBLE FOR UNDERSTANDING THE RESTRICTIONS.

         This Overview is qualified in its entirety by the provisions of the Code of Ethics. The Code requires that all Putnam employees read, understand, and comply with the entire Code of Ethics.

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A        Preamble

         It is the personal responsibility of every Putnam employee to avoid any conduct that would create a conflict, or even the appearance of a conflict, with our clients, or embarrass Putnam in any way. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee also accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

         Sanctions will be imposed for violations of the Code of Ethics, including the Code's reporting requirements. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment and termination of employment.

         Putnam Investments is required by law to adopt a Code of Ethics. The purposes of the law are to ensure that companies and their employees comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment adviser and its clients. Having an effective Code of Ethics is good business practice, as well. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that, at Putnam, client interests come before personal interests.

         Putnam has had a Code of Ethics for many years. The first Putnam Code was written more than 30 years ago by George Putnam. It has been revised periodically, and was re-drafted in its entirety in 1989 to take account of legal and regulatory developments in the investment advisory business. Since 1989, the Code has been revised regularly to reflect developments in our business and the law.

         The Code that follows represents a balancing of important interests. On the one hand, as a registered investment adviser, Putnam owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or are so attenuated as to be immaterial to investment decisions affecting Putnam clients.

         When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Putnam employees owe a fiduciary duty to Putnam clients. In most cases, this means that the affected employee will be required to forego conflicting

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         personal securities transactions. In some cases, personal investments will be permitted, but only in a manner which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Putnam client portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.

         The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated in advance, the Code also contains certain general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seek a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VII of the Code.

         It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Putnam renders the best possible service to its clients, it will ensure that no individual is liable for violations of law.

         It should be emphasized that adherence to this policy is a fundamental condition of employment at Putnam. Every employee is expected to adhere to the requirements of this Code of Ethics despite any inconvenience that may be involved. Any employee failing to do so may be subject to such disciplinary action, including financial penalties and termination of employment, as determined by the Code of Ethics Oversight Committee or the Chief Executive Officer of Putnam Investments.

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A        Definitions: Code of Ethics

         The words given below are defined specifically for the purposes of Putnam's Code of Ethics.

         Gender references in the Code of Ethics alternate.

         Rule of construction regarding time periods. Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., including the dates from and to which the measurement is made.

         Access Persons. Access Persons are (i) all officers of Putnam
                  Investment Management, LLC (the investment manager of Putnam's mutual funds), (ii) all employees within Putnam's Investment Division, and (iii) all other employees of Putnam who, in connection with their regular duties, have access to information regarding purchases or sales of portfolio securities by a Putnam mutual fund, or who have access to information regarding recommendations with respect to such purchases or sales.

         Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be reached at extension 11104.

         Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

         Code of Ethics Oversight Committee. Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer, the Head of Investments, and other members of Putnam's senior management approved by the Chief Executive Officer of Putnam.

         Immediate family. Spouse, minor children, or other relatives living in the same household as the Putnam employee.

         Policy Statements. The Policy Statement Concerning Insider Trading
                  Prohibitions attached to the Code as Appendix A and the Policy Statement Regarding

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                  Employee Trades in Shares of Putnam Closed-End Funds attached to the Code as Appendix B.

         Privateplacement. Any offering of a security not to the public, but to sophisticated investors who have access to the kind of information which would be contained in a prospectus, and which does not require registration with the relevant securities authorities.

         Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, and includes the writing of an option.

         Putnam. Any or all of Putnam Investments, Inc., and its subsidiaries, any one of which shall be a "Putnam company."

         Putnam client. Any of the Putnam Funds, or any advisory, trust, or other client of Putnam.

         Putnam employee (or "employee"). Any employee of Putnam.

         Restricted List. The list established in accordance with Rule 1 of
                  Section I.A.

         Security. Any type or class of equity or debt security and any rights relating to a security, such as put and call options, warrants, and convertible securities. Unless otherwise noted, the term "security" does not include: currencies, direct and indirect obligations of the U.S. government and its agencies, commercial paper, certificates of deposit, repurchase agreements, bankers' acceptances, any other money market instruments, shares of open-end mutual funds (including Putnam open-end mutual funds), exchange traded index funds containing a portfolio or securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQs), securities of The Marsh & McLennan Companies, Inc., commodities, and any option on a broad-based market index or an exchange-traded futures contract or option thereon.

         Transaction for a personal account (or "personal securities transaction"). Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f) for any account other than a

                                      S ix
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                  Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

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A  Section I. Personal Securities Rules for All Employees

   A.       Restricted List

        RULE I

        No Putnam employee shall purchase or sell for his personal account any security without prior clearance obtained through Putnam's Intranet pre-clearance system (in the "Workplace Community" section of ibenefitcenter.com) or from the Code of Ethics Administrator. No clearance will be granted for securities appearing on the Restricted List. Securities shall be placed on the Restricted List in the following circumstances:

         (a) when orders to purchase or sell such security have been entered for any Putnam client, or the security is being actively considered for purchase or sale for any Putnam client;

         (b) with respect to voting securities of corporations in the banking, savings and loan, communications, or gaming (i.e., casinos) industries, when holdings of Putnam clients exceed 7% (for public utilities, the threshold is 4%);

         (c) when, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of Putnam employees in a particular security;

         (d) the circumstances described in the Policy Statement Concerning Insider Trading Prohibitions, attached as Appendix A.

        Reminder: Securities for an employee's "personal account" include securities owned by certain family members of a Putnam employee. Thus, this Rule prohibits certain trades by family members of Putnam employees. See Definitions.

        Compliance with this rule does not exempt an employee from complying with any other applicable rules of the Code, such as those described in
        Section III. In particular, Access Persons and certain investment professionals must comply with the special rules set forth in Section II.

        EXCEPTIONS

         A. "Large Cap" Exception. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5

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                  billion, then a Putnam employee may purchase or sell up to
                  1,000 shares of the security per day for his personal account. This exception does not apply if the security appears on the Restricted List in the circumstances described in subpart (b),
                  (c), or (d) of Rule 1.

         B. Investment Grade Or Higher Fixed-Income Exception. If a security being traded or considered for trade for a Putnam client is a non-convertible fixed-income security which bears a rating of BBB (Standard & Poor's) or Baa (Moody's) or any comparable rating or higher, then a Putnam employee may purchase or sell that security for his personal account without regard to the activity of Putnam clients. This exception does not apply if the security has been placed on the Restricted List in the circumstances described in subpart
                  (b), (c), or (d) of Rule 1.

         C. Pre-Clearing Transactions Effected by Share Subscription. The purchase and sale of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to a 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

                  (a) The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. At the time of pre-clearance, the employee will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

                  (b) The subscription for any purchase or sale of shares must be reported on the employee's quarterly personal securities transaction report, noting the trade was accomplished by subscription.

                  (c) As no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the Putnam employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.

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         SANCTION GUIDELINES

         A.       Failure to Pre-Clear a Personal Trade

                  1. First violation: One month trading ban with written warning that a future violation will result in a longer trading ban.

                  2. Second violation: Three month trading ban and written notice to Managing Director of the employee's division.

                  3. Third violation: Six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

         B.       Failure to Pre-Clear Securities on the Restricted List

                  1. First violation: Disgorgement of any profit from the transaction, one month trading ban, and written warning that a future violation will result in a longer trading ban.

                  2. Second violation: Disgorgement of any profit from the transaction, three month trading ban, and written notice to Managing Director of the employee's division.

                  3. Third violation: Disgorgement of any profit from the transaction, and six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

                  NOTE: These are the sanction guidelines for successive failures to pre-clear personal trades within a 2-year period. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanction for a particular violation in light of the circumstances. The Committee's belief that an employee intentionally has violated the Code of Ethics will result in more severe sanctions than outlined in the guidelines above. The sanctions described in Paragraph B apply to Restricted List securities that are: (i) small cap stocks (i.e., stocks not entitled to the "Large Cap" exception) and
                  (ii) large cap stocks that exceed the daily 1,000 share maximum permitted under the "Large Cap" exception. Failure to pre-clear an otherwise permitted trade of up to 1,000 shares of a large cap security is subject to the sanctions described above in Paragraph A.

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         IMPLEMENTATION

         A. Maintenance of Restricted List. The Restricted List shall be maintained by the Code of Ethics Administrator.

         B. Consulting Restricted List. An employee wishing to trade any security for his personal account shall first obtain clearance through Putnam's Intranet pre-clearance system. The system may be accessed from your desktop computer through the Putnam ibenefitcenter (https://www.ibenefitcenter.com) Workplace
                  Community tab, Employee Essentials menu. Employees may pre-clear all securities between 11:30 a.m. and 4:00 p.m. EST, and may pre-clear purchases or sales of up to 1,000 shares of issuers having a market capitalization of more than $5 billion between 9:00 a.m. and 4:00 p.m. EST. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator after 4:00 p.m.

                  The pre-clearance system will inform the employee whether the security may be traded and whether trading in the security is subject to the "Large Cap" limitation. The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

                  A CLEARANCE IS ONLY VALID FOR TRADING ON THE DAY IT IS OBTAINED. TRADES IN SECURITIES LISTED ON ASIAN OR EUROPEAN STOCK EXCHANGES, HOWEVER, MAY BE EXECUTED WITHIN ONE BUSINESS DAY AFTER PRE-CLEARANCE IS OBTAINED.

                  If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee's responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

                  If the pre-clearance system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have

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                  authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

         C. Removal of Securities from Restricted List. Securities shall be removed from the Restricted List when: (a) in the case of securities on the Restricted List pursuant to Rule 1(a), they are no longer being purchased or sold for a Putnam client or actively considered for purchase or sale for a Putnam client;
                  (b) in the case of securities on the Restricted List pursuant to Rule 1(b), the holdings of Putnam clients fall below the applicable threshold designated in that Rule, or at such earlier time as the Code of Ethics Officer deems appropriate; or (c) in the case of securities on the Restricted List pursuant to Rule 1(c) or 1(d), when circumstances no longer warrant restrictions on personal trading.

         COMMENTS

         1. Pre-Clearance. Subpart (a) of this Rule is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a Putnam client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

         2. Regulatory Limits. Owing to a variety of federal statutes and regulations in the banking, savings and loan, communications, and gaming industries, it is critical that accounts of Putnam clients not hold more than 10% of the voting securities of any issuer (5% for public utilities). Because of the risk that the personal holdings of Putnam employees may be aggregated with Putnam holdings for these purposes, subpart (b) of this Rule limits personal trades in these areas. The 7% limit (4% for public utilities) will allow the regulatory limits to be observed.

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         3.       Options. For the purposes of this Code, options are treated like the underlying security. See Definitions. Thus, an employee may not purchase, sell, or "write" option contracts for a security that is on the Restricted List. A securities index will not be put on the Restricted List simply because one or more of its underlying securities have been put on the Restricted List. The exercise of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the sale of securities obtained through the exercise of options must be pre-cleared.

         4. Involuntary Transactions. "Involuntary" personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)

         5. Tender Offers. This Rule does not prohibit an employee from tendering securities from his personal account in response to an any-and-all tender offer, even if Putnam clients are also tendering securities. A Putnam employee is, however, prohibited from tendering securities from his personal account in response to a partial tender offer, if Putnam clients are also tendering securities.

B.       Prohibited Transactions

         RULE I

         Putnam employees are prohibited from short selling any security, whether or not the security is held in a Putnam client portfolio.

         EXCEPTIONS

         Short selling against broad market indexes (such as the Dow Jone Industrial Average, the NASDAQ index and the S&P 100 and 500 indexes) and short selling "against the box" are permitted.

         RULE 2

         No Putnam employee shall purchase any security for her personal account in an initial public offering.

         EXCEPTION

         Pre-existing Status Exception. A Putnam employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by

                                      S 6
         a bank or insurance company when the employee's status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank's conversion from mutual or cooperative form to stock form, or the insurance company's conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of Section I.A., Rule 1.

         IMPLEMENTATION

         A. General Implementation. An employee shall inquire, before any purchase of a security for her personal account, whether the security to be purchased is being offered pursuant to an initial public offering. If the security is offered through an initial public offering, the employee shall refrain from purchasing that security for her personal account unless the exception applies.

         B. Administration of Exception. If the employee believes the exception applies, she shall consult the Code of Ethics Administrator concerning whether the security appears on the Restricted List and if so, whether it is eligible for this exception.

         COMMENTS

         1. The purpose of this rule is twofold. First, it is designed to prevent a conflict of interest between Putnam employees and Putnam clients who might be in competition for the same securities in a limited public offering. Second, the rule is designed to prevent Putnam employees from being subject to undue influence as a result of receiving "favors" in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.

         2. Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other portions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an

                                      S 7
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                  underwriting group would be prohibited by Section III, Rule 3 concerning gifts and other "favors."

         3. Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between Putnam employees and Putnam clients because of the pre-existence of a market for the securities.

         RULE 3

         No Putnam employee shall purchase any security for his personal account in a limited private offering or private placement.

         COMMENTS

         1. The purpose of this Rule is to prevent a Putnam employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage Putnam clients, and to prevent Putnam employees from being subject to efforts to curry favor by those who seek to do business with Putnam.

         2. Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors and affiliates of the foregoing) have any prior or existing business relationship with Putnam or a Putnam employee, or where the Putnam employee believes that such individuals may expect to have a future business relationship with Putnam or a Putnam employee.

         3. An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:

                  (a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund's business.

                  (b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.

                                      S 8

         4. Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

         5. Limited partnership interests are frequently sold in private placements. An employee should assume that investment in a limited partnership is barred by these rules, unless the employee has obtained, in advance of purchase, a written exemption under the ad hoc exemption set forth in Section I.D., Rule 2. The procedure for obtaining an ad hoc exemption is described in Section VII, Part 4.

         6. Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

         RULE 4

         No Putnam employee shall purchase or sell any security for her personal account or for any Putnam client account while in possession of material, nonpublic information concerning the security or the issuer.

         EXCEPTIONS

         NONE. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

         RULE 5

         No Putnam employee shall purchase from or sell to a Putnam client any securities or other property for his personal account, nor engage in any personal transaction to which a Putnam client is known to be a party, or which transaction may have a significant relationship to any action taken by a Putnam client.

         EXCEPTIONS

         None.

         IMPLEMENTATION

         It shall be the responsibility of every Putnam employee to make inquiry prior to any personal transaction sufficient to satisfy himself that the requirements of this Rule have been met.

                                      S 9

         COMMENT

         This rule is required by federal law. It does not prohibit a Putnam employee from purchasing any shares of an open-end Putnam fund. The policy with respect to employee trading in closed-end Putnam funds is attached as Appendix B.

         RULE 6

         No Putnam employee shall engage in market timing strategies within Putnam mutual funds, including within Putnam's Profit Sharing Retirement Plan accounts and deferred compensation accounts.

         EXCEPTIONS

         None.

         COMMENTS

         "Market timing" occurs when a person frequently purchases and sells shares of mutual funds based upon the activity of equity markets on the days that the purchases and sales are effected. Putnam has determined that market timing has a detrimental effect on the performance of the mutual funds managed by Putnam, and Putnam has taken steps to reduce instances of market timing by brokers and shareholders in the mutual funds. Putnam therefore expects that Putnam employees will avoid making frequent trades into and out of the Putnam mutual funds, including transactions made within Putnam's Profit Sharing Retirement Plan and other deferred compensation vehicles.

C.       Discouraged Transactions

         RULE I

         Putnam employees are strongly discouraged from engaging in naked option transactions for their personal accounts.

         EXCEPTIONS

         None.

         COMMENT

         Naked option transactions are particularly dangerous, because a Putnam employee may be prevented by the restrictions in this Code of Ethics from "covering" the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by

                                      S 10
         this Code when contemplating such an investment strategy. Engaging in naked options transactions on the basis of material, nonpublic information is prohibited. See Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

         RULE 2

         Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts.

         EXCEPTIONS

         None.

         COMMENTS

         1. Although a Putnam employee's excessive trading may not itself constitute a conflict of interest with Putnam clients, Putnam believes that its clients' confidence in Putnam will be enhanced and the likelihood of Putnam achieving better investment results for its clients over the long term will be increased if Putnam employees rely on their investment -- as opposed to trading -- skills in transactions for their own account. Moreover, excessive trading by a Putnam employee for his or her own account diverts an employee's attention from the responsibility of servicing Putnam clients, and increases the possibilities for transactions that are in actual or apparent conflict with Putnam client transactions.

         2. Although this Rule does not define excessive trading, employees should be aware that if their trades exceed 10 trades per quarter the trading activity will be reviewed by the Code of Ethics Oversight Committee.

D.       Exempted Transactions

         RULE I

         Transactions which are involuntary on the part of a Putnam employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

         EXCEPTIONS

         None.

         COMMENTS

         1. This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider "abusive."

                                      S 11

         2. Examples of involuntary personal securities transactions include:

                  (a) sales out of the brokerage account of a Putnam employee as a result of bona fide margin call, provided that withdrawal of collateral by the Putnam employee within the ten days previous to the margin call was not a contributing factor to the margin call;

                  (b) purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

         3. Transactions by a trust in which the Putnam employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of "personal securities transactions." See Definitions.

         4. A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VII, Part 3.

         RULE 2

         Transactions which have been determined in writing by the Code of Ethics Officer before the transaction occurs to be no more than remotely potentially harmful to Putnam clients because the transaction would be very unlikely to affect a highly institutional market, or because the transaction is clearly not related economically to the securities to be purchased, sold, or held by a Putnam client, are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

         EXCEPTIONS

         N.A.

         IMPLEMENTATION

         An employee may seek an ad hoc exemption under this Rule by following the procedures in Section VII, Part 4.

                                      S 12

         COMMENTS

         1. This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider "abusive."

         2. The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.

                                      S 13

A        Section II. Additional Special Rules for Personal Securities
                     Transactions of Access Persons and Certain Investment Professionals

         Access Persons (including all Investment
         Professionals and other employees as defined on page ix)

         RULE I ("60 - DAY" RULE)

         No Access Person shall purchase and then sell at a profit, or sell and then repurchase at a lower price, any security or related derivative security within 60 calendar days.

         EXCEPTIONS

         None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

         IMPLEMENTATION

                  1. The 60-Day Rule applies to all Access Persons, as defined in the Definitions section of the Code.

                  2. Calculation of whether there has been a profit is based upon the market prices of the securities. THE CALCULATION IS NOT NET OF COMMISSIONS OR OTHER SALES CHARGES.

         3. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 60 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 60 days for $12. If the proposed transaction would be made at a loss, it would be permitted if the pre-clearance requirements are met. See, Section I, Rule 1.

         COMMENTS

         1. The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

                                      S 14

         2. Although Chief Investment Officers, Portfolio Managers, and Analysts may sell securities at a profit within 60 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

                  3. Access Persons occasionally make a series of transactions in securities over extended periods of time. For example, an Access Person bought 100 shares of Stock X on Day 1 at $100 per share and then bought 50 additional shares on Day 45 at $95 per share. On Day 75, the Access Person sold 20 shares at $105 per share. The question arises whether the Access Person violated the 60-Day Rule. The characterization of the employee's tax basis in the shares sold determines the analysis. If, for personal income tax purposes, the Access Person characterizes the shares sold as having a basis of $100 per share (i.e., shares purchased on Day 1), the transaction would be consistent with the 60-Day Rule. However, if the tax basis in the shares is $95 per share (i.e., shares purchased on Day 45), the transaction would violate the 60-Day Rule.

         Certain Investment Professionals

         RULE 2 ("7-DAY" RULE)

         (a) Portfolio Managers: Before a portfolio manager (including a Chief Investment Officer with respect to an account he manages) places an order to buy a security for any Putnam client portfolio that he manages, he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

         (b) Co-Managers: Before a portfolio manager places an order to buy a security for any Putnam client he manages, his co-manager shall sell any such security or related derivative security purchased in transaction for his personal account within the preceding seven calendar days.

         (c) Analysts: Before an analyst makes a buy recommendation for a security (including designation of a security for inclusion in the portfolio of the Putnam Research Fund), he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

         EXCEPTIONS

         None.

                                      S 15

         COMMENTS

         1. This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with any purchase (no matter how small) in any client account managed by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to purchases in client accounts, including "clone accounts," resulting from "cash flows." To comply with the requirements of this rule, it is the responsibility of each portfolio manager or CIO to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages for 7 days following the purchase of that security for his or her personal account.

         2. An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit resulting from the sale.

         3. This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a Putnam client. A more stringent rule is warranted because, with their greater knowledge and control, these investment professionals are in a better position than other employees to create an appearance of manipulation of Putnam client accounts for personal benefit.

         4. "Portfolio manager" is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a Putnam client, whether or not such employee bears the title "portfolio manager." "Analyst" is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.

         RULE 3 ("BLACKOUT RULE")

         (a) Portfolio Managers: No portfolio manager (including a Chief Investment Officer with respect to an account she manages) shall: (i) sell any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by any Putnam client portfolio she manages or co-manages; or (ii) purchase any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio that she manages or co-manages.

                                      S 16

         (b) Analysts: No analyst shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent buy recommendation for that security or related derivative security (including designation of a security for inclusion in the portfolio of the Putnam Research Fund); or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent sell recommendation for that security or related derivative security (including the removal of a security from the portfolio of the Putnam Research Fund).

         EXCEPTIONS

         None.

         COMMENTS

         1. This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with to any transaction (no matter how small) in any client account managed by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts, including "clone accounts," resulting from "cash flows." In order to comply with the requirements of this rule, it is the responsibility of each portfolio manager and CIO to be aware of all transactions in a security by client accounts that he or she manages that took place within the 7 days preceding a transaction in that security for his or her personal account.

         2. This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a Putnam client.

         3. Trades by a Putnam portfolio manager for her personal account in the "same direction" as the Putnam client portfolio she manages, and trades by an analyst for his personal account in the "same direction" as his recommendation, do not present the same danger, so long as any "same direction" trades do not violate other provisions of the Code or the Policy Statements.

         RULE 4 ("CONTRA TRADING" RULE)

         (a) Portfolio Managers: No portfolio manager shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio that he manages or co-manages.

                                      S 17

         (b) Chief Investment Officers: No Chief Investment Officer shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio managed in his investment group.

         EXCEPTIONS

         None, unless prior clearance is given.

         IMPLEMENTATION

         A. Individuals Authorized to Give Approval. Prior to engaging in any such sale, a portfolio manager shall seek approval, in writing, of the proposed sale. In the case of a portfolio manager or director, prior written approval of the proposed sale shall be obtained from a Chief Investment Officer to whom he reports or, in his absence, another Chief Investment Officer. In the case of a Chief Investment Officer, prior written approval of the proposed sale shall be obtained from another Chief Investment Officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer.

         B. Contents of Written Approval. In every instance, the written approval FORM ATTACHED AS APPENDIX C (or such other form as the Code of Ethics Officer shall designate) shall be used. The written approval should be signed by the Chief Investment Officer giving approval and dated the date such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager, director, or chief investment officer was deemed inappropriate for the Putnam client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the Chief Investment Officer approving the transaction to the Code of Ethics Officer within twenty-four hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed or while it is in process will not satisfy the requirements of this Rule.

         COMMENT

         This Rule, like Rule 3 of this Section, is designed to prevent a Putnam portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a Putnam client.

         RULE 5

         No portfolio manager shall cause, and no analyst shall recommend, a Putnam client to take action for the portfolio manager's or analyst's own personal benefit.

                                      S 18

         EXCEPTIONS

         None.

         COMMENTS

         1. A portfolio manager who trades in, or an analyst who recommends, particular securities for a Putnam client account in order to support the price of securities in his personal account, or who "front runs" a Putnam client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in "Definitions"). Thus, a portfolio manager or analyst who "front runs" a Putnam client purchase or sale of obligations of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of "security."

         2. This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VII, Part 3.

                                      S 19

A        Section III. Prohibited Conduct for All Employees

         RULE I

         All employees must comply with applicable laws and regulations as well as company policies. This includes tax, antitrust, political contribution, and international boycott laws. In addition, no employee at Putnam may engage in fraudulent conduct of any kind.

         EXCEPTIONS

         None.

         COMMENTS

         1. Putnam may report to the appropriate legal authorities conduct by Putnam employees that violates this rule.

         2. It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam's obtaining or retaining business.

         RULE 2

         No Putnam employee shall conduct herself in a manner which is contrary to the interests of, or in competition with, Putnam or a Putnam client, or which creates an actual or apparent conflict of interest with a Putnam client.

         EXCEPTIONS

         None.

         COMMENTS

         1. This Rule is designed to recognize the fundamental principle that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.

         2. It is expected that a Putnam employee who becomes aware of an investment opportunity that she believes is suitable for a Putnam client who she services will present it to the appropriate portfolio manager, prior to taking advantage of the opportunity herself.

         RULE 3

         No Putnam employee shall seek or accept gifts, favors, preferential treatment, or special arrangements of material value from any broker-dealer, investment

                                      S 20
         adviser, financial institution, corporation, or other entity, or from any existing or prospective supplier of goods or services to Putnam or Putnam Funds. Specifically, any gift over $100 in value, or any accumulation of gifts which in aggregate exceeds $100 in value from one source in one calendar year, is prohibited. Any Putnam employee who is offered or receives an item prohibited by this Rule must report the details in writing to the Code of Ethics Officer.

         EXCEPTIONS

         None.

         COMMENTS

         1. This rule is intended to permit only proper types of customary business amenities. Listed below are examples of items that would be permitted under proper circumstances and of items that are prohibited under this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, a Putnam employee may not, under any circumstances, accept anything that could create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for conducting Putnam business either with the person providing the gift or his employer.

         2. This rule also applies to gifts or "favors" of material value that an investment professional may receive from a company or other entity being researched or considered as a possible investment for a Putnam client account.

         3. Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

                  (a) Occasional lunches or dinners conducted for business purposes;

                  (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;

                  (c) Occasional attendance at theater, sporting or other entertainment events conducted for business purposes; and

                  (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc., with a value of no more than $100.

         4. Among items which are considered of "material value" and which are prohibited are:

                                      S 21

                  (a) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;

                  (b) The cost of transportation to a locality outside the Boston metropolitan area, and lodging while in another locality, unless such attendance and reimbursement arrangements have received advance written approval of the Code of Ethics Officer;

                  (c) Personal loans to a Putnam employee on terms more favorable than those generally available for comparable credit standing and collateral; and

                  (d) Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a Putnam employee.

         5. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or "favor" should seek a prior written determination from the Code of Ethics Officer, as provided in Part 3 of Section VII.

         RULE 4

         No Putnam employee may pay, offer, or commit to pay any amount of consideration which might be or appear to be a bribe or kickback in connection with Putnam's business.

         EXCEPTIONS

         None.

         COMMENT

         Although the rule does not specifically address political contributions, Putnam employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No Putnam employee should offer or agree to make any political contributions (including political dinners and similar fund-raisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.

                                      S 22

         RULE 5

         No contributions may be made with corporate funds to any political party or campaign, whether directly or by reimbursement to an employee for the expense of such a contribution. No Putnam employee shall solicit any charitable, political or other contributions using Putnam letterhead or making reference to Putnam in the solicitation. No Putnam employee shall personally solicit any such contribution while on Putnam business.

         EXCEPTIONS

         None.

         COMMENT

         1. Putnam has established a political action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political contribution must be directed to Putnam's Legal and Compliance Department.

         2. This rule does not prohibit solicitation on personal letterhead by Putnam employees. Nonetheless, Putnam employees should use discretion in soliciting contributions from individuals or entities who provide services to Putnam. There should never be a suggestion that any service provider must contribute to keep Putnam's business.

         RULE 6

         No unauthorized disclosure may be made by any employee or former employee of any trade secrets or proprietary information of Putnam or of any confidential information. No information regarding any Putnam client portfolio, actual or proposed securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam organization without a valid business purpose.

         EXCEPTIONS

         None.

         COMMENT

         All information about Putnam and Putnam clients is strictly confidential. Putnam research information should not be disclosed unnecessarily and never for personal gain.

                                      S 23

         RULE 7

         No Putnam employee shall serve as officer, employee, director, trustee or general partner of a corporation or entity other than Putnam, without prior approval of the Code of Ethics Officer.

         EXCEPTION

         Charitable or Non-profit Exception. This Rule shall not prevent any Putnam employee from serving as officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee.

         COMMENTS

         1. This Rule is designed to ensure that Putnam cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.

         2. Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a Putnam employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

         RULE 8

         No Putnam employee shall serve as a trustee, executor, custodian, any other fiduciary, or as an investment adviser or counselor for any account outside Putnam.

                                      S 24

         EXCEPTIONS

         Charitable or Religious Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation.

         Family Trust or Estate Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a family trust or estate, so long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.

         COMMENT

         The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, Putnam employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.

         RULE 9

         No Putnam employee may be a member of any investment club.

         EXCEPTIONS

         None.

         COMMENT

         This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics (see page x).

         RULE 10

         No Putnam employee may become involved in a personal capacity in consultations or negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by any Putnam client), nor negotiate nor

                                      S 25
         accept a fee in connection with these activities without obtaining the prior written permission of the president of Putnam Investments.

         EXCEPTIONS

         None.

         RULE 11

         No new types of securities or instruments may be purchased for a Putnam fund or other client account without following the procedures set forth in Appendix D.

         EXCEPTIONS

         None.

         COMMENT

         See Appendix D.

         RULE 12

         No employee may create or participate in the creation of any record that is intended to mislead anyone or to conceal anything that is improper. In addition, all employees responsible for the preparation, filing, or distribution of any regulatory filings or public communications must ensure that such filings or communications are timely, complete, fair, accurate, and understandable.

         EXCEPTIONS

         None.

         COMMENTS

         1. In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

         2. All financial books and records must be prepared and maintained in accordance with Generally Accepted Accounting Principles and Putnam's existing accounting controls, to the extent applicable.

                                      S 26

         RULE 13

         No employee should have any direct or indirect (including by a family member or close relative) personal financial interest (other than normal investments not material to the employee in the entity's publicly traded securities) in any business, with which Putnam has dealings unless such interest is disclosed and approved by the Code of Ethics Officer.

         RULE 14

         No employee shall, with respect to any affiliate of Putnam that provides investment advisory services and is listed below in Comment 4 to this Rule, as revised from time to time (each an "NPA"),

         (a) directly or indirectly seek to influence the purchase, retention, or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security in any account or fund advised by the NPA and not by Putnam,

         (b) transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security held in a Putnam or NPA client account to any personnel of the NPA,

         (c) transmit any trade secrets, proprietary information, or confidential information of Putnam to the NPA without a valid business purpose,

         (d) use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA, or

         (e) breach any duty of loyalty to the NPA by virtue of service as a director or officer of the NPA.

         COMMENTS

         1. Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of Putnam clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both Putnam and an NPA would take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular

                                      S 27
                  investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a Putnam affiliate serves as an adviser or subadviser to the NPA or one of its products, in which case normal Putnam aggregation rules apply.

         2. As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with Putnam. This choice must be respected.

         3. When Putnam employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their Putnam employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. Putnam's Legal and Compliance Department will assist any Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.

         4. Entities that are currently non-Putnam affiliates within the scope of this Rule are: Cisalpina Gestioni, S.p.A., PanAgora Asset Management Inc., PanAgora Asset Management Ltd., Nissay Asset Management Co., Ltd., Thomas H. Lee Partners, L.P., Ampega Asset Management, GMBH, and Sceptre Investment Counsel, Ltd.

         RULE 15

         No employee shall use computer hardware, software, data, Internet, electronic mail, voice mail, electronic messaging ("e-mail" or "cc:
         Mail"), or telephone communications systems in a manner that is inconsistent with their use as set forth in policy statements governing their use that are adopted from time to time by Putnam. No employee shall introduce a computer "virus" or computer code that may result in damage to Putnam's information or computer systems.

         EXCEPTIONS

         None.

         COMMENT

         Putnam's policy statements relating to these matters are contained in the "Computer System and Network Responsibilities" section of the "Employment Issues" category within the Employee Handbook. The on-line Employee Handbook is located in the Putnam ibenefitcenter

                                      S 28

         (https://www.ibenefitcenter.com) at the "Policies and Procedures" section of the "Workplace Community" tab.

         RULE 16

         All employees must follow and abide by the spirit of the Code of Ethics and the Standards of Professional Conduct of the Association of Investment Management and Research (AIMR). The texts of the AIMR Code of Ethics and Standards of Professional Conduct are set forth in Exhibit E.

         RULE 17

         Except as provided below, no employee may disclose to any outside organization or person any non-public personal information about any individual who is a current or former shareholder of any Putnam retail or institutional fund, or current or former client of a Putnam company. All employees shall follow the security procedures as established from time to time by a Putnam company to protect the confidentiality of all shareholder and client account information.

         Except as Putnam's Legal and Compliance Department may expressly authorize, no employee shall collect any non-public personal information about a prospective or current shareholder of a Putnam Fund or prospective or current client of a Putnam company, other than through an account application (or corresponding information provided by the shareholder's financial representative) or in connection with executing shareholder or client transactions, nor shall any information be collected other than the following: name, address, telephone number, social security number, and investment, broker, and transaction information.

         EXCEPTIONS

         Putnam Employees. Non-public personal information may be disclosed to Putnam employees in connection with processing transactions or maintaining accounts for shareholders of a Putnam fund and clients of a Putnam company, to the extent that access to such information is necessary to the performance of that employee's job functions.

         Shareholder Consent Exception. Non-public personal information about a shareholder's or client's account may be provided to a non-Putnam organization at the specific request of the shareholder or client or with the shareholder's or client's prior written consent.

                                      S 29

         Broker or Adviser Exception. Non-public personal information about a shareholder's or client's account may be provided to the shareholder's or client's broker of record.

         Third Party Service Provider Exception. Non-public personal information may be disclosed to a service provider that is not affiliated with a Putnam fund or Putnam company only when such disclosure is necessary for the service provider to perform the specific services contracted for, and only (a) if the service provider executes Putnam's standard confidentiality agreement, or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Legal and Compliance Department. Examples of such service providers include proxy solicitors and proxy vote tabulators, mail services and providers of other administrative services, and Information Services Division consultants who have access to non-public personal information.

         COMMENTS

                  1. Non-public personal information is any information that personally identifies a shareholder of a Putnam fund or client of a Putnam company and is not derived from publicly available sources. This privacy policy applies to shareholders or clients that are individuals, not institutions. However, as a general matter, all information that we receive about a shareholder of a Putnam fund or client of a Putnam company shall be treated as confidential. No employee may sell or otherwise provide shareholder or client lists or any other information relating to a shareholder or client to any marketing organization.

                  2. All Putnam employees with access to shareholder or client account information must be trained in and follow Putnam's security procedures designed to safeguard that information from unauthorized use. For example, a telephone representative must be trained in and follow Putnam's security procedures to verify the identity of a caller requesting account information.

                  3. Any questions regarding this privacy policy should be directed to Putnam's Legal and Compliance Department. A violation of this policy will be subject to the sanctions imposed for violations of Putnam's Code of Ethics.

                  4. Employees must report any violation of this policy or any possible breach of the confidentiality of client information (whether intentional or accidental) to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of such a violation or possible breach must immediately report it in writing to Putnam's General Counsel and, in

                                      S 30
                           the event of a breach of computerized data, Putnam's Chief Technology Officer.

         RULE 18

         No employee may engage in any money laundering activity or facilitate any money-laundering activity through the use of any Putnam account or client account. Any situations giving rise to a suspicion that attempted money laundering may be occurring in any account must be reported immediately to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of such a suspicion of money laundering activity must immediately report it in writing to Putnam's General Counsel and Chief Financial Officer.

         RULE 19

         All employees must comply with the record retention requirements applicable to the business unit.

                  COMMENT

                  Employees should check with their managers or the Chief Administrative Officer of their division to determine what record retention requirements apply to their business unit.

                                      S 31

A        Section IV. Special Rules for Officers and Employees of Putnam
                     Investments Limited

         RULE 1

         In situations subject to Section I.A., Rule 1 (Restricted List Personal Securities Transactions), the Putnam Investments Limited. ("PIL") employee must obtain clearance not only as provided in that rule, but also from PIL's Compliance Officer or her designee, who must approve the transaction before any trade is placed and record the approval.

         EXCEPTIONS

         None.

         IMPLEMENTATION

         Putnam's Code of Ethics Administrator in Boston (the "Boston Administrator") has also been designated the Assistant Compliance Officer of PIL and has been delegated the right to approve or disapprove personal securities transactions in accordance with the foregoing requirement. Therefore, approval from the Code of Ethics Administrator for PIL employees to make personal securities investments constitutes approval under the Code of Ethics and also for purposes of compliance with IMRO, the U.K. self-regulatory organization that regulates PIL.

         The position of London Code of Ethics Administrator (the "London Administrator") has also been created (Jane Barlow is the current London Administrator). All requests for clearances must be made by e-mail to the Boston Administrator copying the London Administrator. The e-mail must include the number of shares to be bought or sold and the name of the broker(s) involved. Where time is of the essence clearances can be made by telephone to the Boston Administrator but they must be followed up by e-mail.

         Both the Boston and London Administrators will maintain copies of all clearances for inspection by senior management and regulators.

         RULE 2

         No PIL employee may trade with any broker or dealer unless that broker or dealer has sent a letter to the London Administrator agreeing to deliver copies of trade confirmations to PIL. No PIL employee may enter into any margin or any other special dealing arrangement with any broker-dealer without the prior written consent of the PIL Compliance Officer.

                                      S 32

         EXCEPTIONS

         None.

         IMPLEMENTATION

         PIL employees will be notified separately of this requirement once a year by the PIL Compliance Officer, and are required to provide an annual certification of compliance with the Rule.

         All PIL employees must inform the London Administrator of the names of all brokers and dealers with whom they trade prior to trading. The London Administrator will send a letter to the broker(s) in question requesting them to agree to deliver copies of confirms to PIL. The London Administrator will forward copies of the confirms to the Boston Administrator. PIL employees may trade with a broker only when the London Administrator has received the signed agreement from that broker.

         RULE 3

         For purposes of the Code of Ethics, including Putnam's Policy Statement on Insider Trading Prohibitions, PIL employees must also comply with
         Part V of the Criminal Justice Act 1993 on insider dealing.

         EXCEPTIONS

         None.

         IMPLEMENTATION

         To ensure compliance with U.K. insider dealing legislation, PIL employees must observe the relevant procedures set forth in PIL's Compliance Manual, a copy of which is sent to each PIL employee, and sign an annual certification as to compliance.

                                      S 33

A        Section V. Reporting Requirements for All Employees

         Reporting of Personal Securities Transactions

         RULE 1

         Each Putnam employee shall ensure that broker-dealers send all confirmations of securities transactions for his personal accounts to the Code of Ethics Officer. (For the purpose of this Rule, "securities" shall include securities of The Marsh & McLennan Companies, Inc., and any option on a security or securities index, including broad-based market indexes.)

         EXCEPTIONS

         None.

         IMPLEMENTATION

         1. Putnam employees must instruct their broker-dealers to send confirmations to Putnam and must follow up with the broker-dealer on a reasonable basis to ensure that the instructions are being followed. Putnam employees should contact the Code of Ethics Administrator to obtain a letter from Putnam authorizing the setting up of a personal brokerage account. Confirmations should be submitted to the Code of Ethics Administrator. (Specific procedures apply to employees of Putnam Investments Limited ("PIL"). Employees of PIL should contact the London Code of Ethics Administrator.) Failure of a broker-dealer to comply with the instructions of a Putnam employee to send confirmations shall be a violation by the Putnam employee of this Rule.

         COMMENTS

         1. "Transactions for personal accounts" is defined broadly to include more than transaction in accounts under an employee's own name. See Definitions.

         2. A confirmation is required for all personal securities transactions, whether or not exempted or excepted by this Code.

         3. To the extent that a Putnam employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.

                                      S 34

         RULE 2

         Every Access Person shall file a quarterly report, within ten calendar days of the end of each quarter, recording all purchases and sales of any securities for personal accounts as defined in the Definitions. (For the purpose of this Rule, "securities" shall include any option on a security or securities index, including broad-based market indexes.)

         EXCEPTIONS

         None.

         IMPLEMENTATION

         All employees required to file such a report will receive by e-mail a blank form at the end of the quarter from the Code of Ethics Administrator. The form will specify the information to be reported. The form shall also contain a representation that employees have complied fully with all provisions of the Code of Ethics.

         COMMENT

         1. The date for each transaction required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.

         2. If the requirement to file a quarterly report applies to you and you fail to report within the required 10-day period, salary increases and bonuses will be reduced in accordance with guidelines stated in the form.

         Reporting of Personal Securities Holdings

         RULE 3

         Access Persons must disclose all personal securities holdings to the Code of Ethics Officer upon commencement of employment and thereafter on an annual basis.

         EXCEPTIONS

         None.

         COMMENT

         These requirements are mandated by SEC regulations and are designed to facilitate the monitoring of personal securities transactions. Putnam's Code of Ethics Administrator will provide Access Persons with the form for making these reports and the specific information that must be disclosed at the time that the disclosure is required.

                                      S 35

         Other Reporting Policies

         The following rules are designed to ensure that Putnam's internal Control and Reporting professionals are aware of all items that might need to be addressed by Putnam or reported to appropriate entities.

         RULE 4

         If a Putnam employee suspects that fraudulent or other irregular activity might be occurring at Putnam, the activity must be reported immediately to the Managing Director in charge of that employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

         RULE 5

         Putnam employees must report all communications from regulatory or government agencies (federal, state, or local) to the Managing Director in charge of their business unit. Managing Directors who are notified of any such communication must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

         RULE 6

         All claims, circumstances or situations that could give rise to a claim against Putnam that come to the attention of a Putnam employee must be reported through the employee's management structure up to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such claim, circumstance or situation that might give rise to a claim against Putnam for more than $100,000 must immediately report in writing it to Putnam's Chief Financial Officer or Putnam's General Counsel.

         RULE 7

         All possible violations of law or regulations at Putnam that come to the attention of a Putnam employee must be reported immediately to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

         RULE 8

         Putnam employees must report all requests by anyone for Putnam to participate in or cooperate with an international boycott to the Managing Director in charge of their business unit. Managing Directors who are notified of any such request must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

                                      S 36

         RULE 9

         If a Putnam employee believes that there has been a violation of any of the rules of the Code of Ethics, that employee must promptly notify the Code of Ethics Officer, Bill Woolverton, or the Deputy Code of Ethics Officer, Andy Hachey, of the violation.

                                      S 37

A        Section VI. Education Requirements

         Every Putnam employee has an obligation to fully understand the requirements of the Code of Ethics. The Rules set forth below are designed to enhance this understanding.

         RULE 1

         A copy of the Code of Ethics will be distributed to every Putnam employee periodically. All Access Persons will be required to certify periodically that they have read, understood, and will comply with the provisions of the Code of Ethics, including the Code's Policy Statement Concerning Insider Trading Prohibitions.

         RULE 2

         Every investment professional will attend a meeting periodically at which the Code of Ethics will be reviewed.

                                      S 38

A        Section VII. Compliance and Appeal Procedures

         1. Assembly of Restricted List. The Code of Ethics Administrator will coordinate the assembly and maintenance of the Restricted List. The list will be assembled each day by 11:30 a.m. EST. No employee may engage in a personal securities transaction without prior clearance on any day, even if the employee believes that the trade will be subject to an exception. Note that pre-clearance may be obtained after 9:00 a.m. for purchases or sales of up to 1,000 shares of issuers having a market capitalization in excess of $5 billion.

         2. Consultation of Restricted List. It is the responsibility of each employee to pre-clear through the pre-clearance system or consult with the Code of Ethics Administrator prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the "Large Cap" limitation. The pre-clearance system and the Code of Ethics Administrator will be able to tell an employee whether a security is on the Restricted List. No other information about the Restricted List is available through the pre-clearance system. The Code of Ethics Administrator shall not be authorized to answer any questions about the Restricted List, or to render an opinion about the propriety of a particular personal securities transaction. Any such questions shall be directed to the Code of Ethics Officer.

         3. Request for Determination. An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

                  If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer's determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

                                      S 39

                  The Code of Ethics Officer shall make every effort to render a determination promptly.

                  No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation shall request a determination from the Code of Ethics Officer.

         4. Request for Ad Hoc Exemption. Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, shall request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under Part 3 of this Section, and shall state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any Putnam client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest (real or apparent).

                  The Code of Ethics Officer shall make every effort to promptly render a written determination concerning the request for an ad hoc exemption.

         5. Appeal to Code of Ethics Officer with Respect to Restricted List. If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

         6. Information Concerning Identity of Compliance Personnel. The names of Code of Ethics personnel are available by contacting the Legal and Compliance Department.

                                      S 40

                                   APPENDIX A

            Policy Statement Concerning Insider Trading Prohibitions

                               PUTNAM INVESTMENTS
                                     [LOGO]

                                      S 41

A        Preamble

         Putnam has always forbidden trading on material nonpublic information ("inside information") by its employees. Tougher federal laws make it important for Putnam to restate that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the misuse of material nonpublic information.

         Unlawful trading while in possession of inside information can be a crime. Today, federal law provides that an individual convicted of trading on inside information go to jail for some period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits and penalties of up to three times those profits. In addition, private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, "controlling persons" of inside traders (including supervisors of inside traders or Putnam itself) can be liable for large penalties.

         Section 1 of this Policy Statement contains rules concerning inside information. Section 2 contains a discussion of what constitutes unlawful insider trading.

         Neither material nonpublic information nor unlawful insider trading is easy to define. Section 2 of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material nonpublic information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any Putnam client, or communicating the information to others. A simple rule of thumb is if you think the information is not available to the public at large, don't disclose it to others and don't trade securities to which the inside information relates. If an employee has failed to consult the Code of Ethics Officer, Putnam will not excuse employee misuse of inside information on the ground that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

                                      S 42

         If Putnam determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

         THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.

                                      S 43

A        Definitions: Insider Trading

         Gender references in Appendix A alternate.

         Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement.

         Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Policy Statement. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If he is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

         Immediate family. Spouse, minor children or other relatives living in the same household as the Putnam employee.

         Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

         Putnam. Any or all of Putnam Investments, LLC, and its subsidiaries, any one of which shall be a "Putnam company."

         Putnam client. Any of the Putnam Funds, or any advisory or trust client of Putnam.

         Putnam employee (or "employee"). Any employee of Putnam.

         Security. Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a security, such as put and call options, warrants, convertible securities, and securities indices. (Note: The definition of "security" in this Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes securities of The Marsh & McLennan Companies, Inc.)

         Transaction for a personal account (or "personal securities transaction"). Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has

                                      S 44
                  investment discretion; and (f) for any account other than a Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

                  Officers and employees of Putnam Investments Limited ("PIL") must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PEL's Compliance Manual (see Rule 3 of Section IV of the Code of Ethics).

                                      S 45

A        Section 1. Rules Concerning Inside Information

         RULE 1

         No Putnam employee shall purchase or sell any security listed on the Inside Information List (the "Red List") either for his personal account or for a Putnam client.

         IMPLEMENTATION

         When an employee contacts the Code of Ethics Administrator seeking clearance for a personal securities transaction, the Code of Ethics Administrator's response as to whether a security appears on the Restricted List will include securities on the Red List.

         COMMENT

         This Rule is designed to prohibit any employee from trading a security while Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this Rule.

         RULE 2

         No Putnam employee shall purchase or sell any security, either for a personal account or for the account of a Putnam client, while in possession of material, nonpublic information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.

         IMPLEMENTATION

         In order to obtain prior written approval of the Code of Ethics Officer, a Putnam employee should follow the reporting steps prescribed in Rule 3.

         COMMENTS

         1. Rule 1 concerns the conduct of an employee when Putnam possesses material nonpublic information. Rule 2 concerns the conduct of an employee who herself possesses material, nonpublic information about a security that is not yet on the Red List.

         2. If an employee has any question as to whether information she possesses is material and/or nonpublic information, she must contact the Code of Ethics Officer in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, nonpublic information for the purposes of this Policy

                                      S 46

                  Statement. An employee's mistaken belief that the information was not material nonpublic information will not excuse a violation of this Policy Statement.

         RULE 3

         Any Putnam employee who believes he may have received material, nonpublic information concerning a security or the issuer shall immediately report the information to the Code of Ethics Officer and to no one else. After reporting the information, the Putnam employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Code of Ethics Officer and shall: (a) take precautions to ensure the continued confidentiality of the information; and (b) refrain from communicating the information in question to any person.

         EXCEPTION

         This rule shall not apply to material, nonpublic information obtained by Putnam employees who are directors or trustees of publicly traded companies, to the extent that such information is received in their capacities as directors or trustees, and then only to the extent such information is not communicated to anyone else within the Putnam organization.

         IMPLEMENTATION

         1. In order to make any use of potential material, nonpublic information, including purchasing or selling a security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material, nonpublic information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material, nonpublic information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public, or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.

                                      S 47

         2. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information to make the evaluation described in the foregoing paragraph, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. The Code of Ethics Officer may place the affected security or securities on the Red List pending the completion of his evaluation.

         3. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

                                      S 48
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A        Section 2. Overview of Insider Trading

         A.       Introduction

                  This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

         B.       What constitutes unlawful insider trading?

                  The basic definition of unlawful insider trading is trading on material, nonpublic information (also called "inside information") by an individual who has a duty not to "take advantage" of the information. What does this definition mean? The following sections help explain the definition.

         1.       WHAT IS MATERIAL INFORMATION?

                  Trading on inside information is not a basis for liability unless the information is material. Information is "material" if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information which is reasonably likely to affect the price of a company's securities is "material," but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

                  Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal's "Heard on the Street" column and whether those reports would be favorable or not.

                                      S 49

         2.       WHAT IS NONPUBLIC INFORMATION?

                  Information is nonpublic until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

         3.       WHO HAS A DUTY NOT TO "TAKE ADVANTAGE" OF INSIDE INFORMATION?

                  Unlawful insider trading occurs only if there is a duty not to "take advantage" of material nonpublic information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact-specific, and must be answered by a lawyer.

                  a. Insiders and Temporary Insiders. Corporate "insiders" have a duty not to take advantage of inside information. The concept of "insider" is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a "temporary insider" if she enters into a special confidential relationship with a corporation and as a result is given access to information concerning the corporation's affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks and the employees of such organizations. Putnam would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.

                           EXAMPLE

                           An investment adviser to the pension fund of a large publicly-traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme's financial situation. The information conveyed is material and nonpublic.

                                      S 50

                           COMMENT

                           Neither the investment adviser, its employees, nor clients can trade on the basis of that information, because the investment adviser and its employees could be considered "temporary insiders" of Acme.

                  b. Misappropriators. Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who "misappropriates" (or takes for his own use) material, nonpublic information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material, nonpublic information.

                           EXAMPLE

                           The chief financial officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and nonpublic.

                           COMMENT

                           The chief financial officer of Acme cannot trade in Profit, Inc.'s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to "take advantage" of the information about the proposed hostile takeover by using it for his personal benefit.

                  c. Tippers and Tippees. A person (the "tippee") who receives material, nonpublic information from an insider or misappropriator (the "tipper") has a duty not to trade while in possession of that information if he knew or should have known that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit, such as money, affection, or friendship.

                           EXAMPLE

                           The chief executive officer of Acme, Inc., tells his daughter that negotiations concerning a previously-announced acquisition of Acme have been terminated. This news is material and, at the time

                                      S 51
                           the father tells his daughter, nonpublic. The daughter sells her shares of Acme.

                           COMMENT

                           The father is a tipper because he has a duty to Acme and its shareholders not to "take advantage" of the information concerning the breakdown of negotiations, and he has conveyed the information for an "improper" purpose (here, out of love and affection for his daughter). The daughter is a "tippee" and is liable for trading on inside information because she knew or should have known that her father was conveying the information to her for his personal benefit, and that her father had a duty not to "take advantage" of Acme information.

                           A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

                           EXAMPLE

                           An employee of a law firm which works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend's stockbroker about the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

                           COMMENT

                           A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the "tips" they received from this particular source were always right.

         C.       Who can be liable for insider trading?

         The categories of individuals discussed above (insiders, temporary insiders, misappropriators or tippees) can be liable if they trade while in possession of material nonpublic information.

         In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he

                                      S 52
         provided the information in exchange for a personal benefit in breach of a duty and (b) the recipient of the information (the "tippee") traded while in possession of the information.

         Most importantly, a controlling person can be liable if the controlling person "knew or recklessly disregarded" the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. Putnam is a "controlling person" of its employees. In addition, certain supervisors may be "controlling persons" of those employees they supervise.

         EXAMPLE

         A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.'s chief financial officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

         COMMENT

         Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst's profit. (Penalties are discussed in the following section.)

         D.       Penalties for Insider Trading

         Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the penalties below, even if he does not personally benefit from the violation. Penalties include:

         -- jail sentences (of which at least one to three years must be served)

         -- criminal penalties for individuals of up to $1,000,000, and for corporations of up to $2,500,000

         -- injunctions permanently preventing an individual from working in the securities industry

         -- injunctions ordering an individual to pay over profits obtained from unlawful insider trading

                                      S 53

         -- civil penalties of up to three times the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally

         -- civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided

         -- damages in the amount of actual losses suffered by other participants in the market for the security at issue.

Regardless of whether penalties or money damages are sought by others, Putnam will take whatever action it deems appropriate (including dismissal) if Putnam determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.

                                      S 54
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A        Appendix B. Policy Statement Regarding Employee Trades in Shares of
                     Putnam Closed-End Funds

         1.       Pre-clearance for all employees

         Any purchase or sale of Putnam closed-end fund shares by a Putnam employee must be pre-cleared by the Code of Ethics Officer or, in his absence, the Deputy Code of Ethics Officer. A list of the closed-end funds can be obtained from the Code of Ethics Administrator. Trading in shares of closed-end funds is subject to all the rules of the Code of Ethics.

         2. Special Rules Applicable to Managing Directors of Putnam Investment Management, LLC and officers of the Putnam Funds

         Please be aware that any employee who is a Managing Director of Putnam Investment Management, Inc. (the investment manager of the Putnam mutual funds) and officers of the Putnam Funds will not receive clearance to engage in any combination of purchase and sale or sale and purchase of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

         You are also required to file certain forms with the Securities and Exchange Commission in connection with purchases and sales of Putnam closed-end funds. Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer for further information.

         3.       Reporting by all employees

         As with any purchase or sale of a security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. If you are required to file a quarterly report of all personal securities transactions, this report should include all purchases and sales of closed-end fund shares.

         Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.

                                      S 55
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A        Appendix C. Clearance Form for Portfolio Manager Sales Out of Personal
                     Account of Securities Also Held by Fund (For compliance with "Contra-Trading" Rule)

         TO:      Code of Ethics Officer

         FROM:    _________________________________________________________

         DATE:    _________________________________________________________

         RE:      Personal Securities Transaction of
         _________

         This serves as prior written approval of the personal securities transaction described below:

         NAME OF PORTFOLIO MANAGER CONTEMPLATING PERSONAL TRADE:

         _______________________________________________________________________

         SECURITY TO BE TRADED:

         _______________________________________________________________________

         AMOUNT TO BE TRADED: __________________________________________________

         FUND HOLDING SECURITIES: ______________________________________________

         AMOUNT HELD BY FUND: __________________________________________________

         REASON FOR PERSONAL TRADE: ____________________________________________

         SPECIFIC REASON SALE OF SECURITIES IS INAPPROPRIATE FOR FUND:

         _______________________________________________________________________

         _______________________________________________________________________

         (Please attach additional sheets if necessary.)

         CIO APPROVAL: _____________________________________ DATE:______________

         LEGAL/COMPLIANCE APPROVAL: _____________________________ DATE:_________

                                      S 56

                                      S 57

A        Appendix D. Procedures for Approval of New Financial Instruments

         1.       Summary

                  a. Putnam has adopted procedures for the introduction of new instruments and securities, focusing on, but not limited to, derivatives.

                  b. No new types of securities or instruments may be purchased for any Putnam fund or other client account without the approval of Putnam's New Securities Review Committee ("NSRC").

                  c. Putnam publishes from time to time a list of approved derivatives. The purchase of any derivative not listed is prohibited without specific authorization from the NSRC.

         2.       Procedures

                  a. Introduction. The purchase and sale of financial instruments that have not been used previously at Putnam raise significant investment, business, operational, and compliance issues. In order to address these issues in a comprehensive manner, Putnam has adopted the following procedures for obtaining approval of the use of new instruments or investments. In addition, to provide guidance regarding the purchase of derivatives, Putnam publishes from time to time a list of approved derivatives. Only derivatives listed may be used for Putnam funds or accounts unless specifically authorized by the NSRC.

                  b. Process of approval. An investment professional wishing to purchase a new type of investment should discuss it with the Investment Division's Administrative office (the current contact is Julie Malloy). Investment Division Administration will coordinate a review of a new instrument by appropriate NSRC members from an investment, operational and compliance perspective, including the review of instruments by the Administrative Services Division of PFTC. Based on this review, the NSRC will then approve or disapprove the proposed new investment. Investment professionals must build in adequate time for this review before planned use of a new instrument. Further, the approval of the NSRC is only a general one. Individual

                                      S 58
                           fund and account guidelines must be reviewed in accordance with standard compliance procedures to determine whether purchase is permitted. In addition, if the instrument involves legal documentation, that documentation must be reviewed and be completed before trading. The NSRC may prepare a compliance and operational manual for the new derivative.

         3.       Violations

                  a. Putnam's Operating Committee has determined that adherence to rigorous internal controls and procedures for novel securities and instruments is necessary to protect Putnam's business standing and reputation. Violation of these procedures will be treated as violation of both compliance guidelines and Putnam's Code of Ethics. Putnam encourages questions and expects that these guidelines will be interpreted conservatively.

                                      S 59

Appendix E. AIMR Code of Ethics and Standards of Professional Conduct

THE CODE OF ETHICS (FULL TEXT)

         Members of the Association for Investment Management and Research shall:

                  1. Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

                  2. Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

                  3. Strive to maintain and improve their competence and the competence of others in the profession.

                  4. Use reasonable care and exercise independent professional judgment.

THE STANDARDS OF PROFESSIONAL CONDUCT

         All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

                  Fundamental Responsibilities

                  Relationships with and Responsibilities to a Profession

                  Relationships with and Responsibilities to an Employer

                  Relationships with and Responsibilities to Clients and Prospects

                  Relationships with and Responsibilities to the Public

                  Standards of Practice Handbook

                                      S 60

         Standard I: Fundamental Responsibilities

         Members shall:

         A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

         B. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

         Standard II: Relationships with and Responsibilities to the Profession

         A. Use of Professional Designation.

                  1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

                  2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

                  3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

         B. Professional Misconduct.

                  1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

                  2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use

                                      S 61
                           the CFA designation.

         C. Prohibition against Plagiarism.

         Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

         Standard III: Relationships with and Responsibilities to the Employer

         A. Obligation to Inform Employer of Code and Standards. Members shall:

                  1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

                  2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

         B. Duty to Employer. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

         C. Disclosure of Conflicts to Employer. Members shall:

                  1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

                  2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

         D. Disclosure of Additional Compensation Arrangements. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

         E. Responsibilities of Supervisors. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

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

         Standard IV: Relationships with and Responsibilities to Clients and Prospects

         A. Investment Process.

         A.1 Reasonable Basis and Representations. Members shall:

                  a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.

                  b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

                  c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

                  d. Maintain appropriate records to support the reasonableness of such recommendations or actions.

         A.2 Research Reports. Members shall:

                  a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

                  b. Distinguish between facts and opinions in research reports.

                  c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

         A.3 Independence and Objectivity. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

         B. Interactions with Clients and Prospects.

         B.1 Fiduciary Duties. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

         B.2 Portfolio Investment Recommendations and Actions. Members shall:

                  a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no

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

                           less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

                  b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

                  c. Distinguish between facts and opinions in the presentation of investment recommendations.

                  d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

         B.3 Fair Dealing. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

         B.4 Priority of Transactions. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

                  a. a direct or indirect pecuniary interest in the securities;

                  b. the power to vote or direct the voting of the shares of the securities or investments;

                  c. the power to dispose or direct the disposition of the security or investment.

         B.5 Preservation of Confidentiality. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information

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

         concerning illegal activities on the part of the client, prospect, or employer.

         B.6 Prohibition against Misrepresentation. Members shall not make any statements, orally or in writing, that misrepresent

                  a. the services that they or their firms are capable of performing;

                  b. their qualifications or the qualifications of their firm;

                  c.       the member's academic or professional credentials.

                  Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

         B.7 Disclosure of Conflicts to Clients and Prospects. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

         B.8 Disclosure of Referral Fees. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

         Standard V: Relationships with and Responsibilities to the Public

         A. Prohibition against Use of Material Nonpublic Information. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

         B. Performance Presentation.

                  1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

                  2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information

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

                           is a fair, accurate, and complete presentation of such performance.

                                      S 66

A       Index

        "7-Day Rule"
          for transactions by managers, analysts and CIOs, 14

        "60-Day Rule", 13

        Access Persons
         definition, ix
         special rules on trading, 13, 33

        AIMR Code of Ethics and Standards of
         Professional Conduct, 63

        Analysts
         special rules on trading by, 13

        Appeals
         Procedures, 39

        Bankers' acceptances
         excluded from securities, x

        Blackout rule
         on trading by portfolio managers, analysts and CIOs, 15

        Boycotts
         reporting of requests to participate, 35

        Bribes, 21

        CDs
         excluded from securities, x

        Claims against Putnam
         reporting of, 35

        Clearance
         how long pre-clearance is valid, 4
         required for personal securities transactions, 1

        Closed-end funds
         rules on trading, 57

        Commercial paper
         excluded from securities, x

        Commodities (other than securities indices) excluded from securities, x

        Computer use
         compliance with corporate policies required, 27

        Confidentiality
         required of all employees, 22, 27

        Confirmations
         of personal transactions required, 33

        Conflicts of interest
         with Putnam and Putnam clients prohibited, 19

        Contra-trading rule
         transactions by managers and CIOs, 16

        Convertible securities
         defined as securities, x

        Currencies
         excluded as securities, x

        Director
         serving as for another entity prohibited, 23

        Employee
         serving as for another entity prohibited, 23

        Excessive trading (over 10 trades)
         by employees strongly discouraged, 10

        Exchange traded index funds, excluded from securities, x

        Exemptions
         basis for, 11

        Family members
         covered in personal securities transactions, x, 45

        Fiduciary
         serving as for another entity prohibited, 23

        Fraudulent or irregular activities
         reporting of, 35

        Gifts
         restrictions on receipt of by employees, 19

        Government or regulatory agencies
         reporting of communications from, 35

        Holdings
        disclosure of by Access Persons, 34

        Initial public offerings/IPOs
         purchases in prohibited, 6

        Insider trading
         policy statement and explanations, 41
         prohibited, 9

        Investment clubs
         prohibited, 24

        Investment Grade Exception
         for clearance of fixed income securities on Restricted List, 2

        Involuntary personal securities transactions exempted, 11
         exemption defined, 6

        Large Cap Exception
         for clearance of securities on Restricted List, 1

        Market Timing, prohibition against, 9

        Marsh & McLennan Companies stock
         excluded from securities, x

        Money market instruments
         excluded from securities, x

        Mutual fund shares (open end)
         excluded from securities, x

        Naked options
         by employees discouraged, 10

        New financial instruments
         procedures for approval, 61

                                      S 67

        Non-Putnam affiliates (NPAs)
         transactions and relationships with, 25

        Officer
         serving as for another entity prohibited, 26

        Options
         defined as securities, x
         relationship to securities on Restricted or Red Lists, 5

        Partner
         serving as general partner of another entity prohibited, 23

        Partnerships
         covered in personal securities transactions, x, 45

        Personal securities transaction
         defined, x, 45

        Pink sheet reports
         quarterly reporting requirements, 34

        Political contributions, 22

        Portfolio managers
         special rules on trading by, 13

        Privacy Policy, 27

        Private offerings or placements
         purchases of prohibited, 7

        Putnam Investments Limited
         special rules for, 31

        Quarterly Report of securities transactions, 34

        Repurchase agreements
         excluded from securities, x

        Sale
           defined, x, 45

        Sanctions, viii
         for failure to pre-clear properly, 3

        Shares by subscription
         procedures to preclear the purchase and sales of Shares by Subscription, 2

        Short sales
         by employees prohibited conduct, 6

        Tender offers
         partial exemption from clearance rules, 6

        Trustee
         serving as for another entity prohibited, 23

        Trusts
         covered in personal securities transactions, x, 45

        U.S. government obligations
         excluded from securities, x

        Violations of Law
         reporting of, 35

        Warrants
         defined as securities, x

                                      S 68